To the Board of Directors
Xfone, Inc.

Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-158495 and on Form S-3(No. 333-168317) of Xfone, Inc. of our report dated March 16, 2011 relating to the consolidated financial statements of Xfone, Inc. as of and for the years ended December 31, 2010 and 2009, which appears in this Annual Report on Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota
March 16, 2011